Exhibit 10.3

<<FULL_NAME>>

<<POSITION_TITLE>>

March 3, 2020

Dear <<FULL_NAME>>:

As an incentive for your continued employment with Gulf Island Fabrication, Inc. (“the Company”), you are eligible for a retention payment totaling $__________ (the “Retention Payment”), which shall vest and be paid in [one/two] installment[s], subject to standard tax withholdings. In order to vest in an installment of the Retention Payment, you must be actively employed as of the [applicable] “Payment Date” noted below.

Payment Date	Payment Amount
June 30, 2020	$
December 31, 2020	$

Except as provided below, if your employment with the Company terminates for any reason or if you give notice of your intent to terminate your employment prior to [either/the] Payment Date, you will not earn or receive any unpaid portion of the Retention Payment. If you are terminated by the Company without “Cause” (as defined below) prior to [either/the] Payment Date, you will receive a payment for any unpaid portion of the Retention Payment, which shall be paid to you on the 60th day flowing your termination date, provided you execute and deliver to the Company (without subsequent revocation) a waiver and release in the form provided by the Company (the “Release”) within the time-frame specified in the Release.  If you do not timely execute the Release or if you validly revoke any part of the Release, the Company will have no obligation to provide the Retention Payment.  The Company shall provide you with a form of the Release within five (5) days after your termination date.

For purposes of this notice, and except as otherwise noted below, “Cause” shall mean: (i) your failure to substantially perform your material duties owed to the Company (other than as a results of incapacity due to physical or mental illness); (ii) your gross negligence, fraud or willful misconduct in the course of your employment that has a detrimental effect on the Company; (iii) your commission of any act or your failure to take any act that the Company reasonably determines was intended by you to injure the reputation, business, or business relationships of the Company; (iv) your indictment of, conviction of, or pleas of guilty or nolo contendere to (a) any misdemeanor involving moral turpitude, theft, unethical business conduct or other conduct which could reflect in some material fashion unfavorably upon the Company or (b) any felony (or the equivalent of such misdemeanor or felony in a jurisdiction other than the United States); or (v) your intentional, material misappropriation, embezzlement, or misuse of funds or property belonging to the Company.  However, if you are party to a Change of Control Agreement with the Company, “Cause” shall have the meaning set forth in that agreement.

This notice does not alter the “at will” nature of your employment, which may be terminated by you or the Company at any time.

Sincerely,

________________

[Title]